Exhibit 10.27

LIST OF LESSORS EXECUTING FORM OF OIL AND GAS LEASE

WITH RESPECT TO GARBADE,

TRIX-LIZ FIELD, TITUS COUNTY, TEXAS

Carolyn Joan Urbani

Barbara Schattel

Betty Jean Nonus

Dabid L. Garbade

Henry J. Neumann

Carolyn Ehman Callas

Margaret Ehman Allen

Betty Garbade Milton

Nancy Garbade Roth

Donald E. Mueller

William C. Garbade

Anne Glover Garbade

Donald J. Giesecke

Noel W. Giesecke

Prisilla M. Garbade

Helen Mary Garbade Fraser

William Garbade